As filed with the Securities and Exchange Commission on December __, 2003.

                                                    Registration No. 333-107796

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-8/A

                         Post-Effective Amendment No. 1

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of l933


                          L.A.M. PHARMACEUTICAL, CORP.

              (Exact name of issuer as specified in its charter)

         Delaware                                       52-2278236
     ----------------                             ----------------------
  State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization                   Identification No.)

  800 Sheppard Avenue West, Commercial Unit 1
      Toronto, Ontario, Canada                           M3H 6B4
 ---------------------------------------------          -----------
 (Address of Principal Executive Offices                (Zip Code)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                              (Full Title of Plan)

                                Joseph T. Slechta
                   800 Sheppard Avenue West, Commercial Unit 1
                        Toronto, Ontario, Canada M3H 6B4
          -----------------------------------------------------------
                     (Name and address of agent for service)

                        (877) 526-7717 or (416) 633-7047
                   -----------------------------------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                          Proposed      Proposed
Title of                                  maximum       maximum
Securities                  Amount        offering      aggregate    Amount of
 to be                      to be          price        offering    registration
registered               registered (1)  per share (2)    price          Fee
------------------------------------------------------------------------------

Common Stock Issuable
Pursuant to Stock Bonus
Plan (as amended)          5,000,000         $0.17     $  850,000     $   79

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's common stock on August 7, 2003.

                          L.A.M. PHARMACEUTICAL, CORP.

               Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not filed with this Registration Statement.)
Item
 No.      Form S-8 Caption                         Caption in Prospectus
          ----------------                         ----------------------

  1.     Plan Information

         (a)  General Plan Information             Stock Option and Bonus Plans

         (b)  Securities to be Offered             Stock Option and Bonus Plans

         (c)  Employees who may Participate        Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant      Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e) Resale Restrictions                  Resale of Shares by Affiliates

         (f)  Tax Effects of Plan                 Stock Option and Bonus Plans
              Participation

         (g) Investment of Funds                  Not Applicable.

         (h)  Withdrawal from the Plan;           Other Information Regarding
              Assignment of Interest              the Plans


         (i)  Forfeitures and Penalties           Other Information Regarding
                                                  the Plans

         (j)  Charges and Deductions and          Other Information Regarding
               Liens Therefore                    the Plans


 2. Registrant Information and Employee Available Information, Plan Annual Information Documents Incorporated by Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 3 -  Incorporation of Documents by Reference

     The following documents filed by L.A.M. with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)  Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002.
(2)  Report on Form 10-QSB for the nine months ended  September  30,  2003.
(3)  Registration Statement on Form SB-2. Commission File No. 333-109868.

      All reports and documents subsequently filed by L.A.M. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Delaware General Corporation Law provides in substance that L.A.M. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of L.A.M., or is or was serving at the request of L.A.M. as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by L.A.M. in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to L.A.M. unless it shall ultimately be determined that such person is entitled to be indemnified by L.A.M.

Item 7 - Exemption from Registration Claimed

    None.


Item 8 - Exhibits

3.1   Certificate of Incorporation as amended                (1)
                                                   --------------------------

3.2   Bylaws                                                 (1)
                                                   -------------------------

4.3   Stock Bonus Plan (as amended)                          (2)
                                                   -------------------------

5     Opinion of Counsel                                     (2)
                                                   -------------------------

23.1  Consent of Attorneys                                   (2)
                                                   -------------------------

23.2  Consent of Accountants                                 (2)
                                                   -------------------------

24.  Power of Attorney Included as part of the Signature Page

99.  Reoffer Prospectus

(1) Incorporated by reference to the same exhibit filed with L.A.M.'s Registration Statement on Form 10-SB.
(2)  Filed with initial Registration Statement.

Item 9 - Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of l933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

            (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Joseph T. Slechta his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on December 16, 2003.

                                    L.A.M. PHARMACEUTICAL, CORP.


                                    By:  /s/ Joseph T. Slechta
                                         -------------------------------------
                                         Joseph T. Slechta,
                                         President, Chief Executive Officer and
                                         Principal Financial Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date
-----------                          -----                   -------

/s/ Joseph T. Slechta               Director              December 16, 2003
------------------------
Joseph T. Slechta

/s/ Peter Rothbart                  Director              December 16, 2003
------------------------
Peter Rothbart

------------------------            Director
Gary M. Nath

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-8/A
                                    EXHIBITS


                          L.A.M. PHARMACEUTICAL, CORP.
                            800 Sheppard Avenue West
                                Commercial Unit 1
                                Toronto, Ontario
                                 Canada M3H 6B4

                                   EXHIBIT 99

3

                          L.A.M. PHARMACEUTICAL, CORP.

                               Shares Common Stock

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares (the "Shares") of this common stock (the "Common Stock") of L.A.M. Pharmaceutical, Corp. (the "L.A.M.") which may be issued pursuant to certain employee incentive plans adopted by L.A.M. The employee incentive plans provide for the grant, to selected employees of L.A.M. and other persons, of either stock bonuses or options to purchase shares of L.A.M. 's Common Stock. Persons who receive Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

      L.A.M. has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between L.A.M. and the Plan participants.

      The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

      L.A.M.'s common stock is quoted on the OTC Bulletin Board under the symbol "LAMP." On December 10, 2003 the closing bid price for one share of L.A.M.'s common stock was $0.18.






              The date of this Prospectus is December 17, 2003.

      None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by L.A.M. L.A.M. has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). L.A.M. has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                              AVAILABLE INFORMATION

      L.A.M. is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning L.A.M. can be inspected at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain information concerning L.A.M. is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. L.A.M. has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which L.A.M. has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

      L.A.M. will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus).

      Requests should be directed to:

                           L.A.M. Pharmaceutical, Corp
                            800 Sheppard Avenue West
                               Commercial Unit 1,
                                Toronto, Ontario
                                 Canada M3H 6B4
                                 (877) 526-7717
                              Attention: Secretary

      The following documents filed with the Commission by L.A.M. (Commission File No. 0-30641) are hereby incorporated by reference into this Prospectus:

(1)   Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.
(2)   Report on From 10-QSB for the nine months ended September 30, 2003.
(3)   Registration Statement on Form SB-2. Commission File No. 333-109868.

      All documents filed with the Commission by L.A.M. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                TABLE OF CONTENTS

                                                                        PAGE

THE COMPANY.......................................................

RISK FACTORS .....................................................

COMPARATIVE SHARE DATA ...........................................

USE OF PROCEEDS ..................................................

SELLING SHAREHOLDERS .............................................

PLAN OF DISTRIBUTION .............................................

DESCRIPTION OF SECURITIES ........................................

EXPERTS...........................................................

GENERAL ..........................................................

                                   THE COMPANY

      L.A.M. is the owner of a proprietary wound healing and transdermal drug delivery technology that involves the use of an original L.A.M. Ionic Polymer Matrix (L.A.M. IPM(TM)) technology for the purpose of delivering, enhancing and sustaining the action of certain established therapeutic agents.

      The L.A.M. IPM(TM) technology combines in a matrix, in a novel manner, those drugs that are well established and generally regarded by the public, the regulatory authorities and pharmaceutical industry as safe. When combined with the active drug ingredient, the L.A.M. Ionic Polymer Matrix(TM) technology allows the delivery of greater amounts of drug to the target area than is otherwise possible. The L.A.M. Ionic Polymer Matrix(TM) technology therefore offers potential benefits by providing faster and more prolonged therapeutic activity, less intrusive and less painful methods of delivery and a faster onset of therapeutic activity.

      L.A.M.'s corporate objective is to develop, market and license wound healing and transdermally delivered drugs, both prescription and over-the-counter, using the patented L.A.M. Ionic Polymer Matrix(TM) technology. L.A.M. intends to seek out corporate alliances and co-marketing partnerships where other drugs and topical products can be enhanced by the L.A.M. IPM(TM) technology.

      In April 2002, L.A.M. obtained clearance from the U.S. Food and Drug Administration ("FDA") of its Section 510(k) pre-market notification of intent (number K020325) to market its proprietary L.A.M. IPM Wound Gel(TM). Commercial sales of this product began in August 2002.

      All of L.A.M's other products are in various stages of development and testing, and L.A.M. has not obtained FDA approval for any of these other products. As a result, to date L.A.M. has not generated any significant revenues from the sale of pharmaceutical products, and expects to incur losses until significant revenues are earned from the sale of L.A.M. IPM Wound Gel(TM) or other products.

      L.A.M.'s executive offices are located 800 Sheppard Avenue West, Commercial Unit 1, Toronto, Ontario, Canada M3H 6B4. L.A.M.'s telephone number is (416) 633-7047 and its fax number is (416) 633-2363.

      L.A.M.'s Head Office and Laboratory are located at 755 Center Street, Lewiston, New York. L.A.M.'s telephone number is (877) 526-7717 and its fax number is (716) 754-2043.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on L.A.M.'s beliefs as well as assumptions made by and information currently available to L.A.M. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors, which could cause actual results to differ materially, are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of L.A.M.

      Although L.A.M received clearance for L.A.M. IPM Wound Gel(TM) in April 2002, there is no guarantee that L.A.M. will receive regulatory approval for its other products. Failure to obtain regulatory approvals for its other products will prevent L.A.M. from marketing them and may significantly and adversely affect its future financial performance. The pre-clinical and clinical testing, manufacturing, and marketing of L.A.M.'s drug delivery systems is subject to extensive regulation by numerous governmental authorities in the United States and in other countries, including, but not limited to, the United States Food and Drug Administration. Among other requirements, FDA approval, including a review of the manufacturing processes and facilities used to produce drug delivery products, is required before these products may be marketed in the United States. Similarly, marketing approval by a foreign governmental authority is typically required before L.A.M.'s drug delivery systems may be marketed in a particular foreign country.

      With the exception of L.A.M. IPM Wound Gel(TM), L.A.M.'s other products have not been cleared by the FDA or any foreign authority. L.A.M does not expect to be profitable until significant revenues are generated from sales of L.A.M. IPM Wound Gel(TM), or unless and until its drug delivery products now under development receive any required FDA or foreign regulatory clearance and are commercialized successfully. In order to obtain FDA clearance of a product L.A.M. must demonstrate to the satisfaction of the FDA that the product is safe and effective for its intended uses and that L.A.M. is capable of manufacturing the product with procedures that conform to the FDA's regulations, which must be followed at all times. The process of obtaining FDA clearance can be costly, time consuming, and subject to unanticipated delay. There can be no assurance that any future clearances will be granted to L.A.M. on a timely basis, or at all.

     In addition to delays in review and approval of pre-clinical and clinical testing, delays or rejection may also be encountered based upon changes in applicable law or regulatory policy during the period of product development and FDA regulatory review. Any failure to obtain, or any delay in obtaining FDA approvals would adversely affect the ability of L.A.M. to market its other products. Moreover, even if FDA approval is granted, any approval may include significant limitations on indicated uses for which a product could be marketed.

      Both before and after approval is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, including the pre-clinical and clinical testing process, the approval process, or thereafter (including after approval), may result in adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of L.A.M.'s products under development.

      If sales of L.A.M. IPM Wound Gel(TM) do not meet expectations, or cost estimates for clinical trials and research of L.A.M.'s other products are inaccurate, L.A.M. will require additional funding. L.A.M.'s estimates of the future sales of L.A.M. IPM Wound Gel(TM) may be substantially higher than the actual revenues from this product, and its estimates of the costs associated with future clinical trials and research may each be substantially lower than the actual costs of these activities. If L.A.M.'s revenue or cost estimates are incorrect, L.A.M. will need additional funding for its research efforts.

    There can be no assurance that L.A.M. will achieve or maintain a competitive position or that other technological developments will not cause L.A.M.'s proprietary technologies to become uneconomical or obsolete. The biomedical field in which L.A.M. is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents and products will depend on L.A.M.'s ability to be in the technological forefront of this field. There can be no assurance that L.A.M. will achieve or maintain a competitive position or that other technological developments will not cause L.A.M.'s proprietary technologies to become uneconomical or obsolete.

    L.A.M.'s patents might not protect L.A.M.'s technology from competitors. Certain aspects of L.A.M.'s technologies are covered by U.S. patents. In addition, L.A.M. has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford L.A.M. Disputes may arise between L.A.M. and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that L.A.M. will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to L.A.M. The scope and validity of such patents, if any, are presently unknown. Also, as far as L.A.M. relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

     L.A.M. has a history of losses and may never be profitable. L.A.M. has never earned a profit. As of September 30, 2003 L.A.M.'s accumulated deficit was approximately $(26,400,000). L.A.M. expects to incur additional losses during the forseeable future. No assurance can be given that the launch of L.A.M. IPM

Wound Gel(TM) will be successful, or that L.A.M.'s other product development efforts will be completed, that regulatory approvals will be obtained, that they will be manufactured and marketed successfully, or that L.A.M. will ever earn a profit.

      If L.A.M. cannot obtain additional capital, L.A.M. may have to delay or postpone development and research expenditures which may influence L.A.M.'s ability to produce a timely and competitive product.

      This offering is being made on behalf of certain selling shareholders. L.A.M. will not receive any proceeds from the sale of the shares offered by the selling shareholders. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly. The different steps necessary to obtain regulatory approval, especially that of the FDA, involve significant costs. Accordingly, L.A.M. will need additional capital in order to fund the costs of future clinical trials, related research, and general and administrative expenses. L.A.M. may be forced to delay or postpone development and research expenditures if L.A.M. is unable to secure adequate sources of funds. These delays in development would have an adverse effect on L.A.M.'s ability to produce timely and competitive products. There can be no assurance that L.A.M. will be able to obtain the funding which it will require.

L.A.M. may sell shares of its common stock in the future and these sales may dilute the interests of other security holders and depress the price of L.A.M.'s common stock.

      As of November 30, 2003, L.A.M had 46,290,924 outstanding shares of common stock, which includes shares offered by this prospectus. As of November 30, 2003, there were outstanding options, warrants and convertible notes which would allow the holders of these securities to purchase 23,372,116 additional shares of L.A.M.'s common stock, which includes the shares offered by this prospectus. L.A.M. may also issue additional shares for various reasons and may grant additional stock options to its employees, officers, directors and third parties. See " Comparative Share Data".

      The issuance or even the potential issuance of shares upon the exercise of warrants or options, or upon the conversion of promissory notes, or in connection with any other financing will have a dilutive impact on L.A.M.'s other stockholders and could have a negative effect on the market price of L.A.M.'s common stock.

      As L.A.M. issues shares of its common stock as a result of the exercise of options or warrants or upon the conversion of promissory notes, the price of L.A.M.'s common stock may decrease due to the additional shares in the market. Any decline in the price of L.A.M.'s common stock may encourage short sales, which could place further downward pressure on the price of L.A.M.'s common stock.

There is, at present, only a limited market for L.A.M.'s common stock and there is no assurance that this market will continue.

     L.A.M.'s common stock is traded on the OTC Bulletin Board. Trades of L.A.M.'s common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for L.A.M.'s common stock. As a result of these rules, investors may find it difficult to sell their shares.

                             COMPARATIVE SHARE DATA

    As of November 30, 2003, L.A.M. had 46,290,924 outstanding shares of common stock, which includes shares offered by this prospectus. The number of shares outstanding as of November 30, 2003 excludes shares which may be issued upon the conversion of promissory notes or the exercise of options and warrants issued by L.A.M.

The issuance of additional shares and the eligibility of issued shares for resale will dilute L.A.M.'s common stock and may lower the price of L.A.M.'s common stock. Investors in this offering will suffer immediate dilution since the price paid for the securities offered will likely be more then the net tangible book value of L.A.M.'s common stock. Net tangible book value is calculated by dividing L.A.M.'s total assets, less intangible assets and liabilities, and dividing it by the number of outstanding shares of common stock. The actual dilution to investors in this offering will depend on the price which they pay for the shares.

    The following table lists additional shares of L.A.M.'s common stock which may be issued as the result of the conversion of promissory notes or the exercise of outstanding options or warrants:

                                                        Number of       Note
                                                         Shares      Reference

   Shares issuable upon exercise of warrants:          6,747,750        A

   Shares issuable upon exercise of Series A,
     B, C and D warrants                               3,255,271        B

                                                        Number of       Note
                                                         Shares      Reference

   Shares issuable upon exercise of options and        12,430,621        C
   warrants granted to L.A.M.'s officers, directors, employees, private investors, and financial consultants.

   Shares issuable upon the exercise of warrants
   which were issued as part of the Equity Line of
   Credit                                                 938,473        D

A. The warrants are exercisable upon the following terms:

        Shares Issuable Upon          Warrant            Expiration
        Exercise of Warrants       Exercise Price           Date

            1,749,250                  $0.30               2/28/05
            1,749,250                  $0.30               8/31/05
            1,749,250                  $0.50               2/28/06
            1,000,000                  $0.22               3/24/04
              500,000 *                $0.01               3/24/04

* In partial settlement of all amounts owed by L.A.M. to Capital Research Group, an investor relations firm formerly used by L.A.M., Capital Research Group received a warrant to purchase that number of shares, if any, of L.A.M.'s common stock equal to 10% of the total number of shares of L.A.M.'s common stock issued or committed to be issued (including shares underlying any securities which are convertible into shares of L.A.M.'s common stock but excluding any shares included in the Selling Shareholder table of this prospectus) by L.A.M. during the 90 day period ending March 24, 2004. The warrant may be exercised at a price of $0.01 per share at any time but prior to the later to occur of (i) March 24, 2004; or (ii) 30 days after L.A.M. notifies Capital Research Group in writing of the issuance by L.A.M. of shares which are issuable upon the exercise of this warrant. Although L.A.M. does not believe this warrant will entitle Capital Research Group to acquire any additional shares of L.A.M.'s common stock, L.A.M. has nevertheless reserved 500,000 shares for issuance with respect to this warrant.

B. In November 2002, L.A.M. sold convertible notes, plus Series A, B, C and D warrants, to a group of private investors for $700,000. The notes did not bear interest and were unsecured. At the holder's option the notes were convertible into shares of L.A.M.'s common stock equal in number to the amount determined by dividing each $1,000 of note principal by $0.12. As of November 30, 2003 all of the notes had been converted into 3,168,707 shares of L.A.M.'s common stock.

      If L.A.M. sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series A warrants, the exercise price of the Series A warrants will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      Information concerning the terms of the Series A, B, C and D warrants follows:

                   Shares Issuable
 Series             Upon Exercise       Exercise Price        Expiration Date

    A                    411,522            $0.12                  11/01/07
    B                  1,312,500            $0.80                  11/01/07
    C                    875,000            $1.20                  11/01/07
    D                    656,250            $1.60                  11/01/07

C. Options and warrants are exercisable at prices between $0.35 and $4.83 per share and expire between January 2004 and June 2011.

D. On January 24, 2001, L.A.M. entered into an equity line of credit agreement with Hockbury Limited in order to establish a possible source of funding for the development of L.A.M.'s technology. The equity line of credit agreement established what is sometimes also referred to as an equity drawdown facility. As consideration for extending the equity line of credit, L.A.M. granted Hockbury Limited warrants to purchase 482,893 shares of common stock at a price of $4.56 per share at any time prior to January 24, 2004. As partial consideration for the services of the placement agent which introduced Hockbury Limited to L.A.M., the placement agent was granted warrants to purchase 455,580 shares of L.A.M.'s common stock at a price of $4.83 per share at any time prior to January 24, 2006. Warrants to purchase 209,500 shares were subsequently assigned to four employees of the placement agent.

      On July 22, 2002 the Company terminated the equity line of credit agreement with Hockbury Limited. As consideration for the cancellation of the agreement, the Company repriced the warrants held by Hockbury Limited to purchase 482,893 shares of common stock from a price of $4.56 per share to $1.35 per share. The warrants may be exercised at any time prior to January 24, 2004. Prior to the termination of the equity line of credit L.A.M. had received net proceeds of $971,000 from the sale of 1,053,177 shares of common stock under the equity line.

    Substantially all of the shares issuable upon the exercise of options and warrants, and which are referred to above, have been registered for public sale by means of registration statements which have been filed with the Securities and Exchange Commission.

                                 USE OF PROCEEDS

      All of the shares offered by this Prospectus are being offered by certain owners of L.A.M.'s Common Stock (the Selling Shareholders) and were issued by L.A.M. in connection with L.A.M.'s employee stock bonus or stock option plans. None of the proceeds from the sale of the shares offered by this Prospectus will be received by L.A.M. Expenses expected to be incurred by L.A.M. in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                              SELLING SHAREHOLDERS

     L.A.M. has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by

L.A.M. L.A.M. has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases these Plans are collectively referred to as the "Plans". A summary description of these Plans follows. The Plans provide for the grant, to selected employees of L.A.M. and other persons, of either stock bonuses or options to purchase shares of L.A.M.'s common stock.

      Incentive Stock Option Plan. L.A.M.'s Incentive Stock Option Plan authorizes the issuance of up to 1,000,000 shares of L.A.M.'s common stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by L.A.M.'s Board of Directors but cannot be less than the market price of L.A.M.'s common stock on the date the option is granted.

      Non-Qualified Stock Option Plan. L.A.M.'s Non-Qualified Stock Option Plan authorizes the issuance of up to 10,000,000 shares of L.A.M.'s common stock to persons that exercise options granted pursuant to the Plans. L.A.M.'s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by L.A.M.'s Board of Directors.

      Stock Bonus Plan. L.A.M.'s Stock Bonus Plan allows for the issuance of up to 8,000,000 shares of common stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, L.A.M.'s employees, directors, officers, consultants and advisors are eligible to receive a grant of L.A.M.'s shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary

      The following sets forth certain information as of November 30, 2003 concerning the stock options and stock bonuses granted by L.A.M. pursuant to the Plans. Each option represents the right to purchase one share of L.A.M.'s common stock.

                                Total       Shares                 Remaining
                                Shares    Reserved for   Shares     Options/
                               Reserved   Outstanding  Issued As     Shares
Name of Plan                  Under Plans   Options   Stock Bonus  Under Plans

Incentive Stock Option Plan   1,000,000          --         N/A     1,000,000
Non-Qualified Stock Option
   Plan                      10,000,000   6,727,000         N/A     1,698,000
Stock Bonus Plan              8,000,000         N/A   7,135,732       864,268

      The following table summarizes the options and stock bonuses granted to L.A.M.'s officers, directors, employees and consultants pursuant to the Plans:

Incentive Stock Options

      None

Non-Qualified Stock Options
                                                                    Options
                       Shares                       Expiration     Expired/
                      Subject    Exercise  Date of   Date of    Exercised as of
Option Holder        To Option     Price    Grant    Option    November 30, 2003
-------------        ---------   --------  -------  --------   ----------------

Joseph T. Slechta      300,000     $0.58   04/02/01    06/05/06           --
Joseph T. Slechta      300,000     $0.58   07/16/01    06/05/06           --
Joseph T. Slechta    3,000,000     $0.58   07/16/01    06/30/11           --
Peter Rothbart, M.D.   300,000     $0.58   07/16/01    06/05/06           --
Gary M. Nath           300,000     $0.58   07/16/01    06/05/06      300,000
Alan Drizen            300,000     $0.58   07/16/01    06/05/06      300,000
Alan Drizen          2,000,000     $0.58   02/22/02    02/22/07      800,000
Other employees and
    consultants      1,802,000     $0.58  various dates    2007      175,000
                     ---------                                    ----------
                     8,302,000                                     1,575,000
                     =========                                     =========

Stock Bonuses

      The following person have received shares of L.A.M.'s common stock as a stock bonus:

                                  Shares Issued
Name                              as Stock Bonus       Date Issued
---------                         -------------       --------------

Joseph T. Slechta                   100,000              06/05/01
Independent consultants           1,346,500              04/02/02
Independent consultants             325,000              10/07/02
Independent consultants             335,000              01/08/03
Independent consultant               40,000              05/07/03
Independent consultant              200,000              06/20/03
Independent consultants           2,545,000              08/12/03
Independent consultants           1,095,172              08/25/03
Independent consultants             215,000              09/09/03
Joseph Slechta                      250,000              09/25/03
Independent consultants             414,060              10/09/03
Independent consultant              270,000              11/14/03
                                 ----------
                                  7,135,732
Other Options

     In 2002 certain persons, who were not affiliated with L.A.M., assigned options to purchase shares of L.A.M.'s common stock to the following officers and directors:

                       Shares Issuable                        Options Exercised
                       Upon Exercise    Exercise  Expiration        as of
   Name                  of Options      Price      Date      November 30, 2003
   ----                ---------------  -------    ---------  ----------------

   Joseph T. Slechta       190,000        $0.58     1/18/08           90,000
   Peter Rothbart          190,000        $0.58     1/18/08          120,000
   Gary M. Nath            190,000        $0.58     1/18/03          190,000
   Alan Drizen (1)       1,550,000        $0.58     1/18/03        1,550,000

      On January 10, 2003 L.A.M. issued the options described below:

                        Shares Issuable                       Options Exercised
                       Upon Exercise    Exercise  Expiration        as of
   Name                  of Options      Price      Date      November 30, 2003
   ----                ---------------  -------    ---------  ----------------

   Alan Drizen (1)         750,000        $0.58     7/13/08            --

(1) Mr. Drizen resigned as an officer of L.A.M. in November 2002 and resigned as a director of L.A.M. in December 2002.

      See "Comparative Share Data" for information concerning other outstanding options.

Selling Shareholders

      Officers, directors and affiliates of L.A.M. who acquired shares of common stock pursuant to the Plans, and who are offering these shares of common stock to the public by means of this Prospectus, are referred to as the "Selling Shareholders".

      The following table provides certain information concerning the share ownership of the Selling Shareholders and the shares offered by the Selling Shareholders by means of this Prospectus.

                                                               Number of
                                                              Shares to
                       Number of       Number of Shares      be Beneficially
                        Shares          Being Offered         owned on Com-       Percent
Name of Selling       Beneficially   Option         Bonus       pletion of the      of
    Shareholder          Owned      Shares(1)     Shares(2)     Offering           Class
---------------       ------------  --------      ---------   ----------------   ---------

Joseph T. Slechta        20,000     3,600,000      250,000        20,000              *
Peter Rothbart, M.D.  2,904,924       300,000           --     2,904,924


* Less than 1%

(1) Represents shares issuable upon exercise of stock options granted pursuant to the Plans. (2) Represents shares received as a stock bonus. To allow the Selling Shareholders to sell their shares when they deem appropriate, L.A.M. has filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part, with respect to the resale of the shares from time to time in the over-the-counter market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/ dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/ dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. L.A.M. has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      L.A.M. has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. L.A.M. has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". L.A.M. has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

      Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 102 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 102 applies to one or more of the principal market makers in L.A.M.'s Common Stock, the market price of such stock could be adversely affected. See "RISK FACTORS".

                            DESCRIPTION OF SECURITIES

Common Stock

     L.A.M. is authorized to issue 50,000,000 shares of common stock. Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of L.A.M.'s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until L.A.M. is in profit.

      Holders of common stock do not have preemptive rights to subscribe to additional shares issued by L.A.M. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

      The shares of common stock offered by this prospectus are fully paid and non-assessable.

Transfer Agent

            Corporate Stock Transfer, Inc.
            3200 Cherry Creek Drive South, Suite 430
            Denver CO, 80209
            Telephone Number (303)-282-4800
            Facsimile Number (303)-282-5800

                                     EXPERTS

      The financial statements as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 incorporated by reference in this prospectus from L.A.M.'s annual report on Form 10-KSB have been audited by Rotenberg & Company, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     GENERAL

    L.A.M.'s Bylaws authorize indemnification of a director, officer, employee or agent of L.A.M. against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of L.A.M. who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling L.A.M. pursuant to the foregoing provisions, L.A.M. has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by L.A.M. or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of L.A.M. since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

      All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.